Exhibit 10.1

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER (the “Amendment”) is made as of February 20, 2014, between Firstbank Corporation, a Michigan corporation (“Firstbank”) and Mercantile Bank Corporation, a Michigan corporation (“Mercantile”).

RECITALS

A. On August 14, 2013, Firstbank and Mercantile entered into an Agreement and Plan of Merger (the “Merger Agreement”). On December 12, 2013, the shareholders of each of Mercantile and Firstbank approved the Merger Agreement. The parties are awaiting certain regulatory approvals necessary to complete the merger.

B. The parties agree that the Merger Agreement should be amended to extend the End Date, as defined in Section 7.1.3 of the Merger Agreement, to allow additional time for the parties to obtain the necessary approvals for consummation of the Merger.

NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment and for other good and valuable consideration the receipt of which is hereby acknowledged, Firstbank and Mercantile agree as follows:

1. Change of End Date. Section 7.1.3 of the Merger Agreement is hereby amended by striking “March 31, 2014” and inserting in its place “June 30, 2014.”

2. Full Force and Effect. Except as specifically set forth in this Amendment, the Merger Agreement shall remain in full force and effect without further amendment.

3. General. Capitalized terms not defined in this Amendment shall have the meanings ascribed to them in the Merger Agreement. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Michigan, without regard to conflicts of laws principles.

4. Counterparts. This Amendment may be executed in any number of counterparts, which taken together shall constitute a single instrument.

[Signatures appear on following page]

The parties have signed this Amendment effective on the date first set forth above.

FIRSTBANK CORPORATION

/s/ Thomas R. Sullivan
By:	Thomas R. Sullivan
Its:	President and Chief Executive Officer

MERCANTILE BANK CORPORATION

/s/ Charles E. Christmas
By:	Charles E. Christmas
Its:	Senior Vice President, CFO & Treasurer